                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 16, 2003

                         NESS ENERGY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Washington                     000-10301                 91-1067265
 (State or other jurisdiction of    (Commission File Number)      (I.R.S. Employer
  incorporation or organization)                                 Identification No.)

      4201 East Interstate 20, Willow Park, Texas          76087
       (Address of principal executive offices)         (Zip Code)

          Registrant's telephone number, including area code: 817-341-1477

              (Former name, former address and former fiscal year,
                          if changed since last report)

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Item 1. Changes in Control in Registrant

On May 29, 2003 the Board of Directors appointed Hayseed Stephens' son Shay
Stephens, President and Chief Executive Officer, and a Director. It is believed, pending estate matters, control of Hayseed Stephens' ownership in the Company will be with his wife, Mary Gene Stephens. Shay Stephens has an ownership interest in 325,000 shares of our Common Stock.

Sha Stephens started his positions as President, C.E.O. and as a Director the next day, on May 30, 2003.

From July 2002, until becoming the new President of our Company, he headed the
Ft. Worth Basin Field operations for Aruba Petroleum, Inc., an independent oil and gas company. He specifically worked the Barnett Shale operation in North
Central Texas. Duties included: all aspects of oil and gas operations from landowner negotiations to staking and platting locations, drilling supervision, completions, pipeline projects and gas allocation.

From April 2001 to July 2002, he was President of CenTex Oilfield Services,
Inc., a private oil and gas company he owned operating wells in Texas, Oklahoma,
Louisiana and Mississippi.

From June 1999 to April 2001, he was President and Chief Operating Officer of
Comanche Energy, Inc., a publicly traded oil and gas company.

From February 1996 to approximately June of 1999, he was President of Sha
Stephens, Inc., specializing in drilling, completion, workovers, production, acquisitions, gas compression and transportation.

Item 7.  Financial Statements and Exhibits.

       Exhibit

       None

                                       2

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

       NESS ENERGY INTERNATIONAL, INC.
       (Registrant)

       By: /s/ Shay Stephens
               Shay Stephens, President
       (Principal Executive Officer)

       Date: 6/16/03